UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 11, 2018 (June 5, 2018)

comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 5, 2018, the Compensation Committee of the Board of Directors of comScore, Inc. (the “Company”) granted awards of common stock, restricted stock units (“RSUs”) and performance-based RSUs to named executive officers of the Company under the Company’s 2018 Equity and Incentive Compensation Plan.
Chief Executive Officer
For the Company’s Chief Executive Officer, Bryan Wiener, the Compensation Committee granted awards consistent with Mr. Wiener’s previously disclosed employment agreement with the Company. Specifically, the Compensation Committee granted a sign-on bonus of 24,989 shares of the Company’s common stock, which were fully vested upon grant, and 24,988 RSUs, which will vest on November 30, 2019 subject to Mr. Wiener’s continued employment through such date (with accelerated payment upon certain terminations of employment or a change in control). Settlement of vested shares will be deferred until the earlier of a change in control or separation from service.
Also consistent with Mr. Wiener’s employment agreement, the Compensation Committee granted an additional sign-on award of 68,151 performance-based RSUs, which will vest subject to (x) Mr. Wiener’s continued employment through May 30, 2021, and (y) the attainment of certain Company stock price hurdles (set at 135%, 165% and 200% of the 10-day average stock price preceding the date Mr. Wiener’s employment agreement was signed), which must be maintained for at least 65 consecutive trading days during the five-year period following the date of the award. The performance-based RSUs are subject to accelerated vesting upon a change in control, with the achievement of any remaining stock price hurdles determined based on the price paid in connection with the change in control.
Finally, the Compensation Committee granted to Mr. Wiener a prorated award of 6,240 shares of common stock for the period during which he served as a non-employee member of the Company’s Board of Directors. These shares were fully vested upon grant and will be delivered no earlier than August 1, 2018 and no later than December 31, 2018, as determined by the Compensation Committee.
Other Named Executive Officers
For the Company’s Chief Financial Officer, Gregory Fink, the Compensation Committee granted a sign-on award of 33,017 RSUs, which will vest in four equal annual installments beginning on November 15, 2018, subject to Mr. Fink’s continued employment through each vesting date. The Compensation Committee also granted to Mr. Fink 4,128 RSUs in connection with a previously disclosed performance bonus, which RSUs will vest in three equal annual installments beginning on May 15, 2019, subject to Mr. Fink’s continued employment through each vesting date. Mr. Fink’s grants were made pursuant to the terms of a Restricted Stock Units Award Notice, the form of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
For the Company’s General Counsel & Chief Compliance, Privacy and People Officer, Carol DiBattiste, the Compensation Committee granted 11,380 shares of the Company’s common stock, representing the vested portion of a sign-on award for Ms. DiBattiste’s employment commencement in January 2017. The vested shares will be delivered no earlier than August 1, 2018 and no later than December 31, 2018, as determined by the Compensation Committee. The Compensation Committee granted the remaining portion of Ms. DiBattiste’s sign-on award in the form of 34,137 RSUs, which will vest in three equal annual installments beginning on January 30, 2019, subject to Ms. DiBattiste’s continued employment through each vesting date. Ms. DiBattiste’s grants were made pursuant to the terms of a Restricted Stock Units and Common Stock Award Notice, the form of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Units Award Notice for Employees (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed June 5, 2018) (File No. 001-33520)
10.2
Form of Restricted Stock Units and Common Stock Award Notice for Employees (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed June 5, 2018) (File No. 001-33520)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Carol A. DiBattiste
Carol A. DiBattiste
General Counsel & Chief Compliance, Privacy and People Officer
Date: June 11, 2018

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